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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121853) pertaining to the Equity Incentive Plan of GMH Communities Trust and Registration Statement (Form S-8 No. 145075) pertaining to the Non-Qualified Deferred Compensation Plan of GMH Communities Trust of our report dated July 27, 2006, except Notes 13, 15, and 16 (for 2005) as to which the date is June 4, 2007, with respect to the consolidated financial statements and schedules of GMH Communities Trust included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 13, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM